UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2001

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 14, 1995, the Board of Directors of SangStat Medical Corporation (the "Company") declared a dividend of one Right to Purchase Series A Junior Participating Preferred Stock (each, a "Right", and collectively, the "Rights") for each outstanding share of Common Stock, par value $.001 per share. The Rights were previously registered with the Securities and Exchange Commission on Form 8-A filed on August 25, 1995. The description and terms of the Rights were set forth in the Rights Agreement, dated as of August 14, 1995 (the "Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agent").

On September 19, 2001, the Board of Directors of the Company determined to amend the Rights Agreement and approved the First Amendment to Rights Agreement dated as of October 8, 2001, by and among the Company, Fleet National Bank (f/k/a The First National Bank of Boston) and Equiserve Trust Company, N.A. (the "Amendment"). The Amendment was adopted to appoint Equiserve Trust Company, N.A. as successor rights agent to the Rights Agreement and to conform the Rights Agreement to current Delaware law regarding the use of "continuing director" provisions. The description and terms of the Rights are set forth in the Rights Agreement.

Item 7. Exhibits.

99.1

First Amendment to Rights Agreement, dated as of October 8, 2001, by and among SangStat Medical Corporation, Fleet National Bank (f/k/a The First National Bank of Boston) and Equiserve Trust Company, N.A.

99.2*	Rights Agreement, dated as of August 14, 1995, between SangStat Medical Corporation and The First National Bank of Boston.

_______________________

* Incorporated by reference to Exhibit 2 to the Company's Form 8-A, dated August 25, 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 9, 2001

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance

EXHIBIT INDEX
Exhibit	Description
99.1

First Amendment to Rights Agreement, dated as of October 8, 2001, by and among SangStat Medical Corporation, Fleet National Bank (f/k/a The First National Bank of Boston) and Equiserve Trust Company, N.A.

99.2*	Rights Agreement, dated as of August 14, 1995, between SangStat Medical Corporation and The First National Bank of Boston.

_______________________

* Incorporated by reference to Exhibit 2 to the Company's Form 8-A, dated August 25, 1995.